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                        (COOPERS & LYBRAND LETTERHEAD)
                                                                      Exhibit 11





                       CONSENT OF INDEPENDENT ACCOUNTANTS

                -----------------------------------------------



We consent to the inclusion in this Post-Effective Amendment to the Registration Statement on Form N-1A (File No. 2-82592) and in the Statement of Additional Information of our report dated June 28, 1996, on our audits of the financial statements and financial highlights of Reserve Tax-Exempt Trust.

We also consent to the reference to our firm under the caption "Financial Highlights" in the prospectus.


                                  COOPERS & LYBRAND L.L.P.


New York, New York
July 30, 1996